Exhibit 99.1

PLBY Group Announces Strategic Partnership with Byborg Enterprises SA

Byborg Enterprises Agrees to Purchase 14.9 Million Shares of PLBY at $1.50 Per Share

Byborg Enterprises Signs Non-Binding LOI to License Digital IP and Operate Select Playboy Digital Assets with a Commitment of $300 Million in Minimum Guaranteed Payments Over Initial 15-Year Term

LOS ANGELES, October 31, 2024 (GLOBE NEWSWIRE) -- PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), owner of Playboy, one of the most recognizable and iconic brands in the world, announced today the signing of a significant equity investment by Byborg Enterprises SA (“Byborg”), a privately held premium online entertainment company that is redefining the future of human interaction and reshaping digital relationships through innovative technology.

Strategic Investment
Byborg has agreed to purchase (directly or through an affiliate) 14.9 million newly issued, unregistered shares of common stock of PLBY Group for a price of $1.50 per share, for a total purchase price of $22.35 million. The parties expect to close the purchase and sale of the shares on or before November 8, 2024.

Licensing Agreement
Concurrently, Byborg and PLBY Group signed a non-binding letter of intent (“LOI”) providing that the parties will work together on an exclusive basis to negotiate and execute a definitive agreement pursuant to which Byborg would license certain Playboy digital intellectual property and operate certain Playboy digital businesses. Core to the contemplated strategic partnership is pursuing additional new revenue streams, including artificial intelligence services, webcam products and other initiatives which will leverage existing Byborg intellectual property. The LOI includes $20 million in annual minimum guaranteed payments to PLBY Group over the initial 15-year term for a total of $300 million as well as a profit share based on performance. PLBY Group and Byborg expect to enter into definitive agreements prior to year-end.

Ben Kohn, Chief Executive Officer of PLBY Group commented, “Our strategic relationship will combine the rich heritage of the Playboy brand with one of the best premium online entertainment companies in the market. I am most excited about the new products Byborg has developed and how the Playboy brand can bring those to mass audiences. The proposed transaction also represents one of the most significant steps to date in our transition to an asset light business model.”

“Playboy is one of the most iconic lifestyle brands recognized worldwide, resonating across generations,” said Andras Somkuti, Managing Director of Byborg Enterprises SA. “Investing in PLBY Group and collaborating to enhance the brand and its assets for greater reach presents an exciting opportunity for us. We see tremendous potential to grow existing businesses, develop innovative products, create captivating experiences, and drive substantial growth.”

The shares will be subject to a lock-up period of one year. In connection with the equity purchase commitment and the licensing agreement, Byborg may purchase additional shares of common stock and has entered into a standstill agreement capping its total holdings in PLBY Group at 29.99%. As a result of the equity purchase, beginning in 2025, PLBY Group will appoint a director nominated by Byborg and will also add a mutually agreed new independent director.

Additional details about the transactions will be included in a Form 8-K to be filed with the Securities and Exchange Commission.

About Byborg Enterprises SA
Headquartered in Luxembourg, Byborg Enterprises SA is a privately held premium online entertainment company that is redefining the future of human interaction and reshaping digital relationships through innovative technology. Founded with a global mindset, the company aims to reach every corner of the world. With over 70 million daily visitors engaging with their streaming and technology products, Byborg Enterprises SA facilitates seamless interaction among people 24/7. More information is available at https://www.byborgenterprises.com/.

About PLBY Group, Inc.
PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars in global consumer spending, with products and content available in approximately 180 countries. PLBY Group’s mission—to create a culture where all people can pursue pleasure—builds upon over 70 years of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Specifically, the release contains forward-looking statements regarding the negotiation and execution of licensing and other agreements, and the anticipated benefits of those agreements. We cannot assure you that we will enter into such agreements or receive the full benefits thereof.

Contact:
Investors: FNK IR – Rob Fink / Matt Chesler, CFA – investors@plbygroup.com
Media: press@plbygroup.com